Exhibit 4.2

EXECUTION VERSION

Escrow Release Date Supplemental Indenture

SUPPLEMENTAL INDENTURE, (this “Supplemental Indenture”) dated as of September 6, 2017, by and among the parties that are signatories hereto as Guarantors (each a “Guaranteeing Party” and collectively, the “Guaranteeing Parties”) and Wilmington Trust, National Association, as Trustee under the Indenture referred to below.

W I T N E S SE T H:

WHEREAS, each of Diamond (BC) B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands (the “Issuer”), and the Trustee have heretofore executed and delivered an indenture dated as of August 8, 2017 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an aggregate principal amount of €450,000,000 of 5.625% Senior Notes due 2025 (the “Notes”) of the Issuer;

WHEREAS, the Indenture provides that the Guaranteeing Parties shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Parties shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Note Guarantee”), each on the terms and conditions set forth herein; and

WHEREAS, pursuant to Section 9.1 of the Indenture, any Guarantor and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Parties and the Trustee mutually covenant and agree for the benefit of the Trustee and the Holders of the Notes as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1.      Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

AGREEMENT TO BE BOUND; GUARANTEE

SECTION 2.1.      Agreement to be Bound. Each of the Guaranteeing Parties hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.

SECTION 2.2.      Guarantee. Each of the Guaranteeing Parties agrees, on a joint and several basis with all the existing Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder and the Trustee the Guaranteed Obligations pursuant to Article X of the Indenture on a senior basis, subject to the limitations set out in Article X of the Indenture.

ARTICLE III

MISCELLANEOUS

SECTION 3.1.      Notices. All notices and other communications to the Guarantors shall be given as provided in the Indenture.

SECTION 3.2.      Merger and Consolidation. Each Guaranteeing Party shall not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into, another Person (other than the Issuer or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction) except in accordance with Section 4.1(g) of the Indenture.

SECTION 3.3.      Release of Guarantee. The Note Guarantees hereunder may be released in accordance with Section 10.2(c) of the Indenture.

SECTION 3.4.      Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.5.      Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.6.      Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 3.7.      Benefits Acknowledged. Each Guaranteeing Party’s Note Guarantee is subject to the terms and conditions set forth in the Indenture. Each Guaranteeing Party acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

SECTION 3.8.      Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 3.9.      The Trustee. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

SECTION 3.10.    Counterparts. The parties hereto may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic transmission shall be deemed to be their original signatures for all purposes.

SECTION 3.11.    Execution and Delivery. Each Guaranteeing Party agrees that its Note Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of any such Note Guarantee.

SECTION 3.12.    Headings. The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 3.13.    Jurisdiction. The parties hereto agree that any suit, action or proceeding arising out of or based upon this Supplemental Indenture may be instituted in any state or Federal court in the Borough of Manhattan, New York, New York, and any appellate court from any thereof, and each party hereto irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The parties hereto irrevocably waive, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Supplemental Indenture, including such actions, suits or proceedings relating to securities laws of the United States or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The parties hereto agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon them, and may be enforced in any court to the jurisdiction of which they are subject by a suit upon such judgment.

SECTION 3.14    Waiver of Jury Trial. THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE AND FOR ANY COUNTERCLAIM THEREIN.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

DIAMOND (BC) B.V., as the Issuer

By:	/s/ Terry Coelho
	Name:	Terry Coelho
	Title:	Authorized Signatory

BCPE Diamond netherlands TopCo B.V., as a Guarantor

By:	/s/ Terry Coelho
	Name:	Terry Coelho
	Title:	Authorized Signatory

BCPE Diamond US HOLDCO INC., as a Guarantor

By:	/s/ Terry Coelho
	Name:	Terry Coelho
	Title:	President and Treasurer

Auto-C, LLC, as a Guarantor

By:	/s/ Terry Coelho
	Name:	Terry Coelho
	Title:	President and Treasurer

Cleanwise, Inc., as a Guarantor

By:	/s/ Terry Coelho
	Name:	Terry Coelho
	Title:	President and Treasurer

Cryovac Chile Holdings, LLC, as a Guarantor

By:	/s/ Terry Coelho
	Name:	Terry Coelho
	Title:	President and Treasurer

[Signature Page to Supplemental Indenture]

Diversey Puerto Rico, Inc., as a Guarantor

By:	/s/ Terry Coelho
	Name:	Terry Coelho
	Title:	President and Treasurer

Diversey Shareholdings, Inc., as a Guarantor

By:	/s/ Terry Coelho
	Name:	Terry Coelho
	Title:	President and Treasurer

Diversey, Inc., as a Guarantor

By:	/s/ Terry Coelho
	Name:	Terry Coelho
	Title:	President and Chief Financial Officer

Dry Lube, Inc., as a Guarantor

By:	/s/ Terry Coelho
	Name:	Terry Coelho
	Title:	President and Treasurer

JDI CEE Holdings, Inc., as a Guarantor

By:	/s/ Terry Coelho
	Name:	Terry Coelho
	Title:	President and Treasurer

JDI Holdings, Inc., as a Guarantor

By:	/s/ Terry Coelho
	Name:	Terry Coelho
	Title:	President and Treasurer

JWP Investments, Inc., as a Guarantor

By:	/s/ Terry Coelho
	Name:	Terry Coelho
	Title:	President and Treasurer

[Signature Page to Supplemental Indenture]

JWPR CORPORATION, as a Guarantor

By:	/s/ Terry Coelho
	Name:	Terry Coelho
	Title:	President and Treasurer

Professional Shareholdings, Inc., as a Guarantor

By:	/s/ Terry Coelho
	Name:	Terry Coelho
	Title:	President and Treasurer

Sealed Air Holdings (New Zealand) I, LLC, as a Guarantor

By:	/s/ Terry Coelho
	Name:	Terry Coelho
	Title:	President and Treasurer

Sealed Air Solutions Holdings, Inc., as a Guarantor

By:	/s/ Terry Coelho
	Name:	Terry Coelho
	Title:	President and Treasurer

Sealed Air US Holdings, LLC, as a Guarantor

By:	/s/ Terry Coelho
	Name:	Terry Coelho
	Title:	President and Treasurer

The Butcher Company, as a Guarantor

By:	/s/ Terry Coelho
	Name:	Terry Coelho
	Title:	President and Treasurer

[Signature Page to Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Hallie E. Field
	Name:	Hallie E. Field
	Title:	Assistant Vice President

[Signature Page to Supplemental Indenture]